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                                                                    Exhibit 10.5

                                                                   Draft 9/30/95

                              AMENDED AND RESTATED

                           TRUST AGREEMENT OF EXCHANGE

         THIS AMENDED AND RESTATED TRUST EXCHANGE AGREEMENT (this "Agreement"), dated as of September 30, 1995, by and between AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation ("ATI"), and U S WEST, INC., a Colorado corporation ("USW"),

                              W I T N E S S E T H:

         WHEREAS, ATI and USW are parties to that certain Amended and Restated Joint Venture Organization Agreement dated as of the date hereof (the "Organization Agreement") and that certain Amended and Restated Agreement of Limited Partnership for WMC Partners, L.P. ("WMC") dated as of the date hereof (the "WMC Partnership Agreement"); and

         WHEREAS, USW beneficially holds an ownership interest in WMC (such interest, to the extent it continues to be beneficially held by USW from time to time hereafter, the "WMC Interest"); and

         WHEREAS, ATI has granted to USW certain rights to cause the exchange of the WMC Interest, for shares of ATI Common Stock, including, without limitation, pursuant to that certain Amended and Restated Agreement of Exchange, dated as of the date hereof, by and between ATI and USW (the "Agreement of Exchange"); and

         WHEREAS, at the time of the exchange under the Agreement of Exchange, ATI may be involved incidentally in activities forbidden to USW under the MFJ (as defined in the Organization Agreement) and, as a result, if Final MFJ Relief (as hereinafter defined) has not been obtained, USW may not be able to exercise its rights under the Agreement of Exchange; and

         WHEREAS, ATI is willing to grant to USW additional rights to exchange its WMC Interest for shares of ATI Common Stock in accordance with the terms and conditions of this Agreement; and

         WHEREAS, in order to ensure that USW does not become involved, upon the exchange of its WMC Interest for shares of ATI Common Stock, indirectly in activities forbidden to USW under the MFJ through an "affiliated enterprise" by virtue of its receipt or disposition of shares of ATI Common Stock, and for other reasons, USW may elect to utilize a trust structure under which, upon such exchange and subject to the terms and conditions set forth herein, the ATI Common Stock will be held by a trustee (the "Trustee") for the purpose of disposing of such shares for the benefit of USW:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                  THE EXCHANGE

         1.1. Manner of the Exchange. Upon the terms and subject to the conditions set forth herein, the parties agree that, if USW shall elect to utilize a trust structure for the disposition of ATI Common Stock received upon exchange of its WMC Interest (the "Exchange"), the Exchange shall be effected as described herein.

         1.2. Delivery of Notice. During the period (a) beginning on the latest of (i) July 25, 1999, (ii) the Phase II Closing Date, (iii) the PCS


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Contribution Date, or (iv) the earlier of (A) the New Par Contribution Date, or
(B) the Back-End Termination Date and (b) ending on the earlier of the consummation of (i) the Merger or Sale (as defined in the Agreement of Exchange) and (ii) the Expiration Date, USW, if it has not already delivered a notice pursuant to Section 1.2 of the Agreement of Exchange and the Merger or Closing resulting therefrom has not been abandoned pursuant to Section 4.4 thereof, may deliver to ATI written notice of USW's election to cause the Exchange to occur. Following ATI's receipt of such notice, USW and ATI shall employ all reasonable efforts to satisfy the conditions to the Exchange set forth in Article IV of this Agreement. Upon the delivery of such notice to ATI, USW shall cease to have the ability to deliver notice pursuant to Section 1.2 of the Agreement of Exchange until such time, if ever, as the initial Closing (as defined herein) shall be abandoned pursuant to Section 4.4 hereof.

         1.3.     Determination of Consideration.

         (a) General. Within ten business days after the date (the "Notice Date") when a notice shall have been delivered pursuant to Section 1.2, representatives of ATI and USW shall meet to determine the appropriate amount of capital stock of ATI to be exchanged for the WMC Interest (the "Final Number of ATI Shares"). In the event that such representatives of ATI and USW shall be unable to reach agreement with respect to the Final Number of ATI Shares within 30 business days after the Notice Date, the Final Number of ATI Shares and the Aggregate Consideration (as defined in paragraph (h) below) shall be determined as follows.

         (b) Selection of Appraisers. ATI and USW each shall designate by written notice to WMC and the other a firm of recognized national standing familiar with appraisal techniques applicable to the determination of the Appraisal Number of ATI Shares (as defined below) to serve as an Appraiser pursuant to this Section 1.3 (the firms designated by ATI and USW being referred to herein as the "ATI Appraiser" and the "USW Appraiser," respectively) within 30 business days after the failure to reach mutual agreement referred to in paragraph (a) above. In the event that either ATI or USW fails to designate its Appraiser within the foregoing time period, the other shall have the right to designate such Appraiser by notifying the failing party in writing of such designation (and the Appraiser so designated shall be the ATI Appraiser or the USW Appraiser, as the case may be).

         (c) Evaluation Procedures. Each Appraiser shall be directed to determine the number of shares of capital stock of ATI equal to the quotient of (i) the Private Market Value of the WMC Interest (as defined in Section
6.1 hereof) divided by (ii) the Fair Public Market Value Per Share of ATI Common Stock (the quotient for each Appraisal being the "Appraisal Number of ATI Shares"). Each Appraiser also shall be directed to deliver a certificate (an "Appraiser's Certificate") to both ATI and USW upon the conclusion of its evaluation, which in no event shall be later than the 30th day after its respective designation, and each Appraiser's Certificate once delivered may not be retracted or modified in any respect. Each Appraiser will keep confidential all information disclosed by ATI and WMC in the course of conducting its evaluation, and, to that end, will execute such customary documentation as ATI and WMC reasonably may request with respect to such confidentiality obligation. ATI will provide, and ATI and USW will cooperate in causing WMC to provide, each Appraiser with such information within ATI's and WMC's possession that reasonably may be requested in writing by the Appraiser for purposes of its evaluation hereunder. The Appraisers shall consult with each other in the course of conducting their respective evaluations. Each Appraiser will be directed to comply with the provisions of this Section 1.3, and to that end each of ATI and USW will provide to its respective Appraiser a complete and correct copy of this
Section 1.3 (and the definitions of capitalized terms used in this Section 1.3 that are defined elsewhere).


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         (d) Determination of the Final Number of ATI Shares. The Final Number
of ATI Shares shall be determined on the basis of the Appraisers' Certificates in accordance with the provisions of this paragraph. The higher of the Appraisal Number of ATI Shares set forth on the Appraisers' Certificates is hereinafter referred to as the "Higher Value" and the lower of the Appraisal Number of ATI Shares is hereinafter referred to as the "Lower Value." If the Higher Value is not more than 110% of the Lower Value, the "Final Number of ATI Shares" shall be the arithmetic average of such two Values. If the Higher Value is more than 110% of the Lower Value, a third appraiser shall be selected in accordance with the provisions of paragraph (e) below, and the "Final Number of ATI Shares" will be determined in accordance with the provisions of paragraph (f) below.

         (e) Selection of and Procedure for Third Appraiser. If the Higher Value is more than 110% of the Lower Value, within seven days thereafter the ATI Appraiser and the USW Appraiser shall agree upon and jointly designate a third firm of recognized national standing familiar with appraisal techniques applicable to the determination of the Appraisal Number of ATI Shares to serve as an appraiser pursuant to this Section 1.3 (the "Third Appraiser"), by written notice to each of ATI and USW. ATI and USW shall direct the Third Appraiser to determine the Appraisal Number of ATI Shares (the "Third Value") in accordance with the provisions of Section 1.3(c) above, and to deliver to ATI and USW an Appraiser's Certificate on or before the 30th day after the designation of such Appraiser hereunder. The Third Appraiser will be directed to comply with the provisions of this Section 1.3, and to that end the parties will provide to the Third Appraiser a complete and correct copy of this Section 1.3 (and the definitions of capitalized terms used in this Section 1.3 that are defined elsewhere).

         (f) Alternative Determination of the Number of ATI Shares. Upon the delivery by the Third Appraiser of its Appraiser's Certificate, the Final Number of ATI Shares will be determined as provided in this paragraph (f). The Final Number of ATI Shares will be (i) the Lower Value, if the Third Value is less than the Lower Value, (ii) the Higher Value, if the Third Value is greater than the Higher Value, (iii) the arithmetic average of the Third Value and the other Value (Lower or Higher) that is closer to the Third Value, if the Third Value falls within the range between (and including) the Lower Value and the Higher Value, and (iv) the Third Value, if the Lower Value and the Higher Value are equally close to the Third Value.

         (g) Costs. ATI and USW will bear the cost of the Appraiser designated by it or on its behalf. If the Higher Value is not more than 115% of the Lower Value, or if the Higher Value and the Lower Value are equally close to the Third Value, ATI and USW shall each bear 50% of the cost of the Third Appraiser, if any; otherwise, the party whose Appraiser's determination of the Final Number of ATI Shares is farther from the Third Value shall bear the entire cost of the Third Appraiser. ATI and USW agree to pay when due the fees and expenses of the Appraisers in accordance with the foregoing provisions.

         (h) Aggregate Consideration. Subject to paragraph (j) below, the aggregate consideration (the "Aggregate Consideration") to be received by the Trustee pursuant to the Trust Agreement (as defined in Section 1.4) in connection with the Exchange shall consist of ATI Common Stock and, if necessary, an amount of cash, determined as follows:

                  (i) The Trustee shall receive for the benefit of USW that number of shares of ATI Common Stock (rounded down to the nearest whole number) equal to the lesser of (A) the number of shares which would at the Closing Date have voting power equal to or less than 19.9% of the Voting Power Outstanding (as defined in Section 6.1 hereof) before the issuance of such shares; (B) the number of shares which at the Closing Date (as defined herein) would be equal to or less than 19.9% of the


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         number of shares of common stock outstanding immediately before the issuance of such shares; and (C) the Final Number of ATI Shares. The number of shares of ATI Common Stock determined in accordance with this
         Section 1.3(h)(i) shall be referred to hereinafter as the "Total Exchange Shares."

                  (ii) USW shall receive cash in an amount equal to the product of (i) the Fair Public Market Value Per Share and (ii) the excess, if any, of (A) the Final Number of ATI Shares over (B) the number of Total Exchange Shares, in each case rounded down to the nearest whole number.

         (i) Stock Adjustments. The Final Number of ATI Shares used in the calculations described in paragraphs (d) and (f) above, and the Final Number of ATI Shares used in the calculations described in paragraph (h) above, shall be adjusted appropriately for stock splits, stock dividends, stock combinations, reclassifications and the like of ATI Common Stock effectuated between the Notice Date and each Closing Date.

         (j) Conclusive Determination. To the fullest extent permitted by law, the determination of the Final Number of ATI Shares made pursuant to this
Section 1.3 shall be final and binding on ATI and USW, and such determination shall not be appealable to or reviewable by any court or arbitrator.

         1.4. Execution of Trust Agreement. As soon as practicable following the determination of the Final Number of ATI Shares pursuant to Section 1.3, but in no event later than 10 days thereafter, ATI and USW each shall execute the ATI Stock Disposition Trust Agreement in the form attached hereto as Exhibit A (the "Trust Agreement"). The parties agree that USW shall have the right to designate the Trustee, who must be reasonably acceptable to ATI, and USW shall be responsible for causing the Trustee to execute the Trust Agreement.

         1.5. Initial Exchange Procedure. Promptly after execution of the Trust Agreement, USW shall deliver to ATI a written notice ("Initial Exchange Notice") specifying (a) the number of shares of ATI Common Stock to be deposited with the Trustee upon the initial Exchange, which shall not be less than twenty percent (20%) of the Total Exchange Shares; (b) the percentage of the WMC Interest being exchanged in such Exchange, which shall be equal to the percentage that the shares to be deposited with the Trustee pursuant to the Initial Exchange Notice, together with the excess of the Final Number of ATI Shares over the number of Total Exchange Shares, bears to the Final Number of ATI Shares; and (c) the closing date of such Exchange, which closing date shall be at least 10 but not more than 30 business days after the date of the Initial Exchange Notice. Subject to Section 4.4 hereof, the Closing Date of the Initial Exchange, and subsequent closing dates hereunder, may be extended if necessary to obtain necessary regulatory and governmental approvals.

         1.6. Subsequent Exchanges. After the closing of the initial Exchange hereunder, USW may, from time to time, until the third anniversary of the Initial Exchange Notice, deliver to ATI written notices (each a "Subsequent Exchange Notice") specifying (a) the number of additional shares of ATI Common Stock to be deposited with the Trustee upon the next subsequent Exchange, which in each case shall not be less than twenty percent (20%) of the Total Exchange Shares; (b) the percentage of the WMC Interest being exchanged in such Exchange, which shall be equal to the percentage of the Total Exchange Shares to be deposited with the Trustee pursuant to such Subsequent Exchange Notice; and (c) the closing date of such Exchange, which closing date shall be at least 10 but not more than 30 business days after the date of such Subsequent Exchange Notice.

         1.7. Closing. The closing of an Exchange hereunder (a "Closing") shall take place at such time and place as the parties may agree and on the


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date specified in the Initial Exchange Notice or Subsequent Exchange Notice, as
the case may be, or at such other time, date or place as may be agreed to by the parties. The date and time at which a Closing hereunder occurs is referred to as the "Closing Date." At each Closing, USW shall cause to be assigned to ATI all right, title and interest in and to the WMC Interest being exchanged at such Closing, free and clear of any Liens (as hereinafter defined), and ATI (a) shall deliver to the Trustee to be held in trust as contemplated by the Trust Agreement a certificate or certificates representing the shares of ATI Common Stock to be issued in exchange for the WMC Interest being transferred to ATI, and (b) if the Exchange is the initial Exchange and cash is payable by ATI pursuant to Section 1.3(h)(ii) above, ATI shall cause such amount of cash to be deposited by wire transfer of next day funds in such account(s) as USW shall specify in writing no fewer than three (3) business days prior to the Closing Date.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1. Representations and Warranties of ATI. ATI hereby represents and warrants to USW as follows:

         (a) Organization and Qualification. It is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the corporate power to own its properties and to carry on its business as now being conducted.

         (b) Authorization; Enforcement. It has full legal right, power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by it; this Agreement has been duly executed and delivered by it and this Agreement constitutes its valid and binding obligation enforceable against it in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies and
(ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity.

         (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any of its properties or assets pursuant to any agreement, indenture or instrument to which it is a party or by which any of its properties or assets are bound or affected, or result in a violation of its certificate of incorporation or by-laws or any law, rule, regulation, order, judgment or decree applicable to it or by which any of its properties or assets is bound or affected. No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by it of this Agreement, except to the extent of (i) any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any consent or approval of the FCC or any other federal or state governmental agency the necessity of which arises solely out of WMC's licenses or operations, (iii) any filings required under the Exchange Act, or (iv) any filings expressly contemplated hereby.

         (d) Authorization of ATI Common Stock. ATI has taken all necessary action to permit it to issue the Total Exchange Shares. Shares of ATI Common Stock will, when issued, be validly issued, fully paid and nonassessable, and no Person will have any preemptive right of subscription to purchase any of such shares of ATI Common Stock.

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         2.2. Representations and Warranties of USW. USW hereby represents and warrants to ATI as follows:

         (a) Organization and Qualification. It is, and each subsidiary thereof that holds the WMC Interest (a "USW HoldSub") will be at the time of each Closing, a corporation duly organized and existing in good standing under the laws of the state of its incorporation and it has, and each USW HoldSub at the time of each Closing will have, the corporate power to own its properties and to carry on its business as now being conducted.

         (b) Authorization; Enforcement. It has full legal right, power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by USW and the consummation by it of the transactions contemplated hereby have been duly authorized by it; this Agreement has been duly executed and delivered by it and this Agreement constitutes its valid and binding obligation enforceable against it in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies and
(ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity. At the time of each Closing, each USW HoldSub will have duly authorized the transactions contemplated hereby to the extent required and will have full legal right, power and authority to perform this Agreement.

         (c) No Conflicts. The execution, delivery and performance of this Agreement by it and the consummation by each of USW and, to the extent required, the consummation by each USW HoldSub, of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any properties or assets of any of them pursuant to any agreement, indenture or instrument to which any of them is a party or by which the properties or assets of any of them are bound or affected, or result in a violation of the certificate of incorporation or by-laws of any of them or any law, rule, regulation, order, judgment or decree applicable to any of them or by which any of the properties or assets of any of them is bound or affected. No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by each of USW and, to the extent required, by each USW HoldSub of this Agreement, except to the extent of (i) any applicable requirements under the HSR Act, (ii) any consent or approval of the FCC or any other federal or state governmental agency the necessity of which arises solely out of WMC's licenses or operations, (iii) any filings required under the Exchange Act, or (iv) any filings expressly contemplated hereby.

         (d) Title. At each Closing, USW will be the sole record and beneficial owner of all of the capital stock of each USW HoldSub, free and clear of all liens, adverse claims, pledges, security interests, options, liabilities or other contractual, legal or equitable rights or encumbrances (collectively, "Liens"). Each USW HoldSub is, and at such Closing will be, the sole legal and beneficial owner of the WMC Interest being exchanged, free and clear of all Liens; and immediately after the Closing, ATI will be the owner of all the right, title and interest of USW and each USW HoldSub in and to the WMC Interest being exchanged, free and clear of any Liens.

         (e) MFJ. USW represents that neither the consummation of any Exchange contemplated herein nor the deposit of ATI Common Stock into the Trust on the terms and conditions set forth therein shall subject ATI to any restrictions under the MFJ.


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                                   ARTICLE III

                                    COVENANTS

         3.1. Covenants of ATI. During the period from the date of this Agreement to the final Closing, except as specifically contemplated by this Agreement or as otherwise approved in writing by USW, which approval shall not be unreasonably withheld:

         (a) Designation and Reservation of Shares. ATI will reserve and keep available out of its authorized but unissued shares of capital stock the full number of Total Exchange Shares.

         (b) No Inconsistent Agreements. ATI shall not, and shall not permit its Affiliates to, take any action or enter into any agreement inconsistent with the rights granted to USW hereunder or which could adversely affect the ability of USW and ATI to consummate the Exchanges as contemplated hereby, including, without limitation, entering into any loan agreement or other arrangement containing terms or conditions which would limit or prohibit the consummation of the Exchanges.

         3.2. Covenants of USW. During the period from the date of this Agreement to the final Closing, except as specifically contemplated by this Agreement or as otherwise approved in writing by ATI, which approval shall not be unreasonably withheld:

         (a) No Inconsistent Agreements. USW shall not, and shall not permit its Affiliates to, take any action or enter into any agreement inconsistent with the rights granted to the ATI hereunder or which could adversely affect the ability of ATI and USW or any USW HoldSub to consummate the Exchanges as contemplated hereunder, including, without limitation, entering into any loan agreement or other arrangement containing terms or conditions which would limit or prohibit the consummation of the Exchanges.

         (b) Transfer of USW Interest Prohibited. Subject to Section 4.4, from and after the Notice Date, USW shall not, and shall not permit its subsidiaries to, and its subsidiaries shall not, sell, pledge, transfer or otherwise dispose of the WMC Interest or any interest therein, including through the creation of any Lien thereon.

         3.3. Further Assurances; Cooperation. (a) Each of the parties hereto shall perform its obligations under this Agreement and take or cause to be taken and do or cause to be done all things necessary, proper or advisable under applicable law to obtain all necessary regulatory approvals and waivers and all other necessary consents and satisfy all conditions to the obligations of the parties under this Agreement and shall cooperate fully with one another and their respective officers, directors, employees, agents, counsel, accountants and other representatives in connection with any steps required to be taken as a part of their respective obligations under this Agreement; and upon the execution of this Agreement and thereafter, each party shall do such things as reasonably may be requested by the other parties hereto in order more effectively to consummate the Exchanges (including, but not limited to, promptly delivering to the other information necessary to prepare and pursue all necessary regulatory filings, approvals and waivers).

         (b) In the event that a change in the structure of the Exchange would be necessary or desirable to accomplish a more tax-efficient transaction, USW and ATI shall take all reasonable steps necessary to accommodate such change to the extent it would not adversely affect the parties' rights or obligations under the terms of this Agreement; provided that in any such event ATI and USW shall negotiate in good faith to appropriately compensate the other to the extent adversely affected by such change.


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

         3.4. Provision in Case of Consolidation or Merger of ATI. In the event that ATI shall enter into an agreement of merger, consolidation or other business combination with any Person ("Acquiring Corporation") which has a class of equity securities having substantially the same rights as ATI Common Stock (including but not limited to voting, dividend, liquidation, and redemption rights) ("Acquiror Common Stock"), and in connection with such agreement (i) the Acquiring Corporation shall acquire at least 85% of the Voting Power Outstanding or ATI Common Stock will no longer be registered with the Securities and Exchange Commission pursuant to section 12(b) or 12(g) of the Exchange Act or
(ii) the Acquiring Corporation shall acquire assets satisfying the requirements of clauses (A), (B) and (C) of clause (ii) of the definition of Change of Control contained in the Amended and Restated Investment Agreement between the parties dated the date hereof, and a majority of the value of the consideration to be received by ATI in exchange therefor shall not consist of assets (or interests in assets) of a like kind or nature, then ATI shall cause such agreement to provide that upon consummation of such consolidation, merger or other business combination this Agreement shall be deemed to be modified and amended to provide that USW shall receive Acquiror Common Stock rather than ATI Common Stock in any Exchange. Accordingly, from and after such consummation references herein to ATI Common Stock shall be deemed to be references to Acquiror Common Stock (including for purposes of Section 6.1(a)). If any such consolidation, merger or other business combination shall be consummated after the Notice Date and prior to any Closing, such Closing shall be delayed for an appropriate period to determine under Section 1.3 the number of shares of Acquiror Common Stock to be issued in connection with the related Exchange and to satisfy all conditions to such Exchange. ATI shall not enter into any such consolidation, merger or other business combination unless the Acquiring Corporation assumes in writing all the obligations of ATI hereunder. The provisions of this Section 3.4 shall apply to successive consolidations, mergers or other business combinations.

         3.5. Contributions, Distributions and Dividends After the Notice Date. ATI agrees to compensate USW at each Closing for (i) any dividends (other than those for which adjustments have been made pursuant to Section 1.3(i)) that would have been received prior to the appropriate Closing Date by USW in respect of that portion of the Aggregate Consideration to be received at such Closing (assuming, for the initial Closing, that the Aggregate Consideration to be received includes a number of shares equal to the excess of the Final Number of ATI Shares over the number of Total Exchange Shares, rather than cash consideration therefor) had such portion of the Aggregate Consideration been issued to USW on or prior to the first record date therefor announced by ATI subsequent to the Notice Date, and (ii) any capital contributions to WMC made by USW or its Affiliates with respect to the WMC Interest during the period after the Notice Date and prior to such Closing. USW agrees to make, or to cause to be made, all capital contributions due after the Notice Date and prior to the final Closing to the extent any such capital contribution, if not made, would constitute a Defaulted Contribution (as defined in the WMC Partnership Agreement). USW agrees to compensate ATI at each Closing for any distributions received by USW or its Affiliates with respect to the WMC Interest to be exchanged at such Closing during the period after the Notice Date and prior to such Closing.

         3.6. Occurrence of the Exchange Prior to Final MFJ Relief. If any Closing shall occur prior to the date on which Final MFJ Relief first occurs, the parties agree that: (i) ATI shall not be obligated to take any action or forgo any business opportunity in order to accommodate USW's election to cause the Exchange to occur prior to the date on which Final MFJ Relief first occurs,
(ii) ATI shall not be obligated to take any action or forgo any business opportunity in order to enable USW to maintain beneficial ownership of any capital stock of ATI and (iii) if (A) an activity or proposed activity in which ATI or an Affiliate is or would be engaged, or a transaction or proposed transaction to which ATI or an Affiliate is or would be a party, is not or would not be, or is perceived by any regulatory

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



authority not to be, in compliance with the MFJ, and (B) the indemnification of ATI by USW pursuant to Section 5.3 is unavailable or inadequate, then USW shall take all actions necessary in order to avoid or correct such noncompliance and to allow ATI at all times to operate its business free of any and all MFJ restrictions.

                                   ARTICLE IV
                     CONDITIONS TO CLOSING OF THE EXCHANGES

         4.1. Conditions to Each Party's Obligation to Effect Exchanges. The obligations of the parties hereto to consummate each Exchange are subject to the satisfaction or waiver, at or before each Closing, of each of the following conditions:

         (a) No Prohibition. The consummation of the Exchange shall not be prohibited by any order, decree or injunction of a court of competent jurisdiction (each party agreeing to use reasonable efforts to have any such order reversed or injunction lifted), and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the Exchange by any Governmental Entity that makes consummation of the Exchange illegal.

         (b) Authorizations. All required authorizations, orders, grants, consents, permissions, approvals and waivers of any governmental entity with jurisdiction over the Exchange (including all filings under the HSR Act and the expiration of all waiting periods thereunder) shall have been received and shall remain in effect, other than authorizations, orders, grants, consents, permissions and approvals the failure of which to receive would not, singly or in the aggregate, have a material adverse effect on the business condition of USW or ATI.

         4.2. Conditions to Obligations of ATI. The obligations of ATI to effect each Exchange are subject to the satisfaction or waiver, at or before each Closing, of each of the following conditions, except to the extent that any failure of any such condition results in damage to ATI that is fully compensable by monetary damages:

         (a) Representations and Warranties. The representations and warranties of USW set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the date of each Closing as though made on and as of the date of such Closing.

         (b) Performance of Obligations of USW. USW shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to such Closing.

         (c) Nature of Acquisition. USW shall have provided ATI with an undertaking to the effect that USW is acquiring the shares of ATI Common Stock and ATI Preferred Stock, if any, hereunder for its own account, for investment and not with a view to the resale or distribution thereof, except in compliance with the Securities Act of 1933, as amended.

         4.3. Conditions to Obligations of USW. The obligations of USW to effect the Exchange are subject to the satisfaction or waiver, at or before each Closing, of each of the following conditions, except to the extent that the failure of any such condition results in damage to USW that is fully compensable by monetary damages:

         (a) Representations and Warranties. The representations and warranties of ATI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the date of each Closing as though made on and as of the date of such Closing.

         (b) Performance of Obligations of ATI. ATI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to such Closing.

         4.4. Abandonment of Exchange. If the Closing of the initial Exchange has not occurred within two years after the Notice Date, either ATI or USW may elect, subject to the following sentence, by written notice to the other, to abandon the pending Exchange, in which event this Agreement shall be operative thereafter as if the notice delivered pursuant to Section 1.2 never had been delivered; provided, however, that in the event the Expiration Date shall have occurred within the foregoing two-year period, such two-year period may be extended, subject to the following sentence, at the option of either party, by written notice to the other delivered prior to the expiration of such two-year period, for one additional year. Notwithstanding the foregoing, the right to abandon the Exchange, or to extend the two-year period for one additional year, pursuant to this Section 4.4 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Closing to have occurred within such period.

                                    ARTICLE V

                                 INDEMNIFICATION

         5.1. Indemnification by ATI. ATI shall defend, indemnify, and hold harmless USW and each of USW's subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors, and assigns (collectively "USW's Indemnified Persons") and shall reimburse USW's Indemnified Persons for, from, and against each and every demand, claim, loss, liability, judgment, damage, cost and expenses of attorneys, accountants, and other professional advisors (collectively, "Losses") imposed on or incurred by USW's Indemnified Persons, directly or indirectly (including, without limitation, diminution in value of an equity interest), relating to, resulting from or arising out of any inaccuracy in any representation or warranty of ATI herein or in the Trust Agreement in any respect, whether or not USW's Indemnified Persons relied thereon, or any breach or nonfulfillment of any covenant, agreement or other obligation of ATI under this Agreement or any certificate or other document delivered or to be delivered pursuant hereto.

         5.2. Indemnification by USW. USW shall defend, indemnify, and hold harmless ATI and each of ATI's subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (collectively, ATI's Indemnified Persons") and shall reimburse ATI's Indemnified Persons for, from, and against all Losses imposed on or incurred by ATI's Indemnified Persons, directly or indirectly (including without limitation diminution in value of an equity interest), relating to, resulting from or arising out of any inaccuracy in any representation or warranty of USW herein in any respect, whether or not ATI's Indemnified Persons relied thereon, or any breach or nonfulfillment of any covenant, agreement or other obligation of USW under this Agreement or any certificate or other document delivered or to be delivered pursuant thereto.

         5.3. MFJ Indemnification. USW shall indemnify and hold ATI and its Affiliates harmless against all Losses related to the absence of Final MFJ Relief or any claim that ATI is subject to the MFJ as a result of the transactions contemplated by this Agreement and the Trust Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

                  (a) "ATI Common Stock" means shares of the class designated as Common Stock of ATI at the date of this Agreement or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of ATI and which are not subject to redemption by ATI; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  (b) "Expiration Date" means July 25, 2009, unless subsequent to the date hereof ATI shall have entered into an agreement, or an amendment of existing agreement, with CCI that would extend the time that any interest in or assets of New Par could be contributed to WMC, in which case it shall be July 25, 2010.

                  (c) "Fair Public Market Value Per Share" shall mean, with respect to a share of ATI Common Stock, as follows: (i) if the ATI Common Stock is traded on a securities exchange, then the average of the last reported sale price therefor on the principal such exchange, and (ii) if the ATI Common Stock is actively traded in the over-the-counter market, the average of the last reported sale price (or, if not available, the average of the closing bid and ask price), in either case during the twenty trading day period commencing thirty trading days prior to the earlier of (X) the Notice Date or (Y) the date of first public disclosure by USW, whether by way of Schedule 13D (or amendment thereto), or otherwise, of its intent to exchange its WMC Interest pursuant to this Agreement.

                  (d) "Final MFJ Relief" shall mean that the MFJ has been vacated or is otherwise no longer enforceable or in effect as a result of federal agency action, legislation or final court order and that none of the equal access requirements (as defined under Section II (A) of the MFJ), the nondiscrimination requirements (as defined under
         Section II (B) of the MFJ) and the line of business restrictions (as defined in Section II (D) of the MFJ) on the Bell Operating Companies (as defined in the MFJ) has been imposed or extended by legislation, final agency action or final court order; provided, however, that Final MFJ Relief shall be deemed to have occurred even though equal access or nondiscrimination requirements remain, in the event that such requirements are imposed equally on the wireless operations of all telecommunications carriers by legislation, final court order or final agency action.

                  (e) "Private Market Value of the WMC Interest" is defined as the price, as of the Notice Date, at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts, including the tax effects of the Exchange on the buyer and seller, and neither acting under compulsion, the WMC Interest in an arm's-length negotiation without time constraints, with such price adjusted to include (to the extent not previously included) a pro rata share of any control premium inherent in a sale of WMC as a whole.

                  (f) "Voting Power Outstanding" means the aggregate number of votes which may be cast by holders of those securities outstanding which entitle the holders thereof to vote generally on all matters submitted to ATI's shareholders for a vote.

         All capitalized terms in this Agreement which are not defined herein shall have the meanings set forth in the WMC Partnership Agreement as in effect on the date hereof.

         6.2. Termination. This Agreement shall automatically terminate (whether or not a notice has previously been delivered pursuant to Section 1.2 hereof) at such time as neither USW nor any of its Wholly Owned Subsidiaries holds any WMC interest. Subject to Section 3.4, upon the consummation of any transaction which results in ATI no longer having a class of equity securities registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act having substantially the same rights as the ATI Common Stock, USW shall not have the right to deliver a notice pursuant to Section 1.2 hereof until such further time as ATI again shall have a class of equity securities registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act having substantially the same rights as the ATI Common Stock, and any Exchange as to which the Closing has not yet occurred shall be abandoned and this Agreement shall be operative thereafter as if the notice delivered pursuant to Section 1.2 never had been delivered. The termination of this Agreement shall not relieve any party from liability for any breach hereof.

         6.3. Severability. If any term, provision, covenant or restriction of this Agreement is determined to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

         6.4. Specific Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

         6.5. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither ATI nor USW makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement amends and restates in its entirety that certain Trust Agreement of Exchange, dated as of July 25, 1994, between ATI's predecessor, AirTouch Communications, a California corporation, and USW. This Agreement may be amended only by a writing executed by the parties hereto. The parties hereto may amend this Agreement without notice to or the consent of any third party.

         6.6. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered or transmitted by telecopier on a business day during normal business hours where such notice is to be received at the address or number designated below or (b) on the business day following the date of mailing by overnight courier, fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

                  If to ATI:

                          AirTouch Communications, Inc.
                          One California Street
                          San Francisco, CA 94111
                          Attention:  Margaret G. Gill
                                      Senior Vice President-Legal,
                                      External Affairs and Secretary

                          Telecopier: (415) 658-2298

                  With a copy to:

                          Pillsbury Madison & Sutro
                          235 Montgomery Street
                          San Francisco, CA 94104
                          Attention:  Nathaniel M. Cartmell III

                          Telecopier: (415) 983-1200

                  If to USW:

                          U S West, Inc.
                          7800 East Orchard Road
                          Englewood, Colorado 80111
                          Attention:  President

                          Telecopier: (303) 793-6294

                  With a copy to:

                          U S West, Inc.
                          7800 East Orchard Road
                          Englewood, Colorado 80111
                          Attention:  General Counsel

                          Telecopier: (303) 793-6294

Any party may change its address for notices under this Section 6.6 by giving at least 10 days' prior notice of such changed address to the other party hereto.

         6.7. Legends. All certificates evidencing shares of ATI Common Stock and ATI Preferred Stock, if any, acquired by USW directly or indirectly pursuant to this Agreement shall be endorsed with the legends set forth below:

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF AN AMENDED AND RESTATED INVESTMENT AGREEMENT (INCLUDING THE RESTRICTIONS ON TRANSFER SET FORTH THEREIN), DATED AS OF SEPTEMBER 30, 1995, BETWEEN THE COMPANY AND USW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE ALIENATED EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF THE COMPANY.

         6.8. Removal of Legends. Any legend endorsed on a certificate pursuant to Section 6.7 shall be removed (i) with respect to the first legend set forth under Section 6.7, (A) if the securities represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, or (B) if the holder of such securities shall have provided ATI with an opinion of counsel, in form and substance acceptable to ATI and its counsel stating that a sale, transfer or assignment of the securities may be made without registration under the Securities Act of 1993, as amended, and (ii), with respect to the second legend set forth under Section 6.7, if the securities represented by such certificate shall have been effectively transferred in compliance with clause (ii), (iii) or
(iv) of the second sentence of Section 5.3(a) of the Amended and Restated Investment Agreement dated as of September 30, 1995 between ATI and USW (the "Investment Agreement") or all the obligations of USW under Articles V and VIII of the Investment Agreement have terminated, or a Change of Control of ATI has occurred.

         6.9. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement of this Agreement; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         6.10. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

         6.11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representatives. Neither ATI nor USW shall assign this Agreement or any rights hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought); provided, however, that ATI may assign its rights and delegate its obligations under this Agreement to any corporation which becomes the owner of all of the outstanding Voting Securities in connection with the currently proposed reincorporation of ATI and which agrees in writing to be bound by the terms of this Agreement and thereafter all references to ATI hereunder shall become references to such assignee; and provided further that USW may assign its rights (but not its obligations) under this Agreement to a Wholly Owned Subsidiary that is the direct beneficial owner of the WMC Interest.

         6.12. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision of this Agreement be enforced by, any other person.

         6.13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

         6.14. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         6.15. Arbitration. The parties agree to submit to arbitration their disputes described in the Arbitration Agreement dated the date hereof between ATI and USW.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                       U S WEST, INC.

                                       By
                                         ----------------------------
                                         Name:
                                         Title:

                                       AIRTOUCH COMMUNICATIONS, INC.

                                       By
                                         ----------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT A





                                    Form Of


                     ATI STOCK DISPOSITION TRUST AGREEMENT

                                  by and among

                                U S WEST, INC.,
                                    GRANTOR,

                                   [TRUSTEE],
                                    TRUSTEE,

                                      and

                         AIRTOUCH COMMUNICATIONS, INC.



                                     [Date]

                               TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
ARTICLE 1
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2
REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.1     Representations and Warranties of Grantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.2     Representations and Warranties of ATI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.3     Representations and Warranties of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 3
FORMATION OF THE TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.1     Formation and Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.2     Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.3     Appointment of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.4     Declaration of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.5     No Additional Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.6     Title to Trust Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.7     Instruments of Further Assurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 4
POWERS OF THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.1     Specific Powers and Responsibilities of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.2     Authority and Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.3     Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.4     Resignation of Trustee; Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 5
TRUST ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.1     Interim Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.2     Final Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 6
STANDSTILL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 7
VOTING RIGHTS OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.1     Power To Vote the Trust Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.2     Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 8
TRANSFERS; TENDER OFFERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.1     Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.2     Tender or Exchange Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 9
REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.1     Demand Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.2     ATI Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         9.3     Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         9.4     Conditions to Offerings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.5     Additional Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         9.6     Registration Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         9.7     Indemnification; Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.8     Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.9     Certain Limitations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.10    Reorganization, Reclassification, Merger,
                 Consolidation or Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 10
RIGHTS OF FIRST OFFER AND FIRST REFUSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         10.1    Notice of Intent to Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         10.2    Right of First Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         10.3    Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 11
EXPIRATION OF CERTAIN RESTRICTIONS;
TERMINATION OF TRUST AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         11.1    Expiration of Certain Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         11.2    Termination of Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         11.3    Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 12
INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         12.1    Indemnification of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         12.2    Procedures Relating to Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 13
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         13.1    Legend; Removal of Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         13.2    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         13.3    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.4    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.5    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.6    Entire Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.7    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.8    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                    Form Of

                     ATI STOCK DISPOSITION TRUST AGREEMENT

                 This ATI Stock Disposition Trust Agreement (this "Trust Agreement"), dated as of _____________, by and among U S WEST, INC., a Colorado corporation ("Grantor"); [Trustee], as Trustee; and AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation ("ATI").

                                  WITNESSETH:

                 WHEREAS, pursuant to that certain Amended and Restated Trust Agreement of Exchange, by and between Grantor and ATI dated as of September 30, 1995 (the "Trust Exchange Agreement"), Grantor has the right under certain circumstances to acquire shares of the common stock of ATI in exchange for certain interests owned by Grantor in WMC Partners, L.P., a Delaware limited partnership ("WMC"); and

                 WHEREAS, the Total Exchange Shares (as defined in the Trust Exchange Agreement) that Grantor is entitled to receive pursuant to Section 1.3 of the Trust Exchange Agreement has been determined to be _______ shares of the common stock of ATI (the "Aggregate Trust Exchange Shares"); and

                 WHEREAS, Grantor is subject to the prohibitions of the MFJ (as hereinafter defined), and ATI may be involved in activities forbidden to Grantor under the MFJ; and

                 WHEREAS, in order to ensure that it does not become involved indirectly in activities forbidden to Grantor under the MFJ through an "affiliated enterprise" by virtue of its receipt or disposition of shares of the common stock of ATI, and for other reasons, Grantor desires to utilize a trust structure pursuant to which all or a portion of the Total Exchange Shares will be held by a trustee for the purpose of disposing of such shares for the benefit of Grantor; and

                 WHEREAS, Grantor desires to appoint [Trustee] as Trustee under this Trust Agreement, and Trustee is willing to accept such appointment on the terms and conditions set forth in this Trust Agreement.

                 NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

1.1 DEFINITIONS. The following terms shall have the meanings set forth herein:

                 "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange Act, as such Rule was in effect on September 30, 1995.

                 "ATI" means AirTouch Communications, Inc., a Delaware corporation, or its successor.

                 "ATI Common Stock" means shares of the class designated as Common Stock of ATI on and as of July 25, 1994, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of ATI and which are not subject to redemption by ATI; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                 "Authorization" means any authorization, order, grant, consent, approval, permission or waiver required to be obtained from any Governmental Body for the consummation of a specified transaction or for the performance of any obligation under this Trust Agreement, including without limitation any final order of any Governmental Body or the expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Beneficial Ownership" shall have the meaning specified in Rule 13d-3 under the Exchange Act, as such rule was in effect on September 30, 1995.

                 "Change of Control" means (a) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any Person, including a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Person, acquiring Beneficial Ownership, directly or indirectly, of 50% or more of the aggregate voting power of the Voting Securities of ATI or Grantor, as the case may be;
(b) any transaction or series of related transactions that results in the transfer, sale or other disposition by ATI or Grantor, as the case may be, of assets (i) that represent more than 80% of the total fair market value of its assets on a proportionate basis immediately prior to such disposition, (ii) that generated more than 80% of its total operating revenues on a proportionate basis in the preceding fiscal year and (iii) that generated more than 80% of its total net income from operations on a proportionate basis during the preceding fiscal year; provided, however, that any such transaction or series of related transactions shall not be deemed to be a Change of Control if a majority of the value of the consideration received in exchange for the assets transferred, sold or otherwise disposed of consists of assets (or interests in assets) of a like kind or nature; or (c) when individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination for election was approved by a vote of at least two-thirds of the members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

                 "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, and references to sections of the Code shall be deemed to include references to successor provisions of the Code.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time (unless otherwise specified).

                 "Governmental Body" means any federal, state, municipal, political subdivision or other governmental department, commission, board, bureau, agency or instrumentality.

                 "Grantor" means U S WEST, Inc., a Colorado corporation.

                 "Investment Agreement" means that certain Amended and Restated Investment Agreement by and between ATI and Grantor, dated as of September 30, 1995.

                 "MFJ" means the Modification of Final Judgment entered in United States v. AT&T, 552 F. Supp. 131 (D.D.C.), on or about August 24, 1982, as subsequently modified from time to time, or any legislative scheme embodying substantially similar restrictions.

                 "Organization Agreement" means that certain Amended and Restated Joint Venture Organization Agreement by and between ATI and Grantor, dated as of September 30, 1995. "Other Shares" has the meaning set forth in
Section 9.2(c) hereof.

                 "Person" means any individual, partnership, corporation, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

                 "Registrable Shares" has the meaning set forth in Section 9.1 hereof.

                 "Registration Statement" has the meaning set forth in Section
9.1 hereof.

                 "Rights Agreement" means that certain Rights Agreement between ATI and the Bank of New York, as Rights Agent, dated as of September 19, 1994, as it may be amended from time to time, or any successor agreement or any similar type of agreement entered into by a permitted assignee and delegatee of ATI's rights and obligations pursuant to Section 10.8 of the Investment Agreement.

                 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time (unless otherwise specified).

                 "Treasury Regulations" means regulations promulgated under the Code, and references to sections of the Treasury Regulations shall be deemed to include references to successor provisions of the Treasury Regulations.

                 "Trust" means the trust created and governed by this Trust Agreement.

                 "Trust Property" has the meaning set forth in Section 3.6 hereof.

                 "Trust Shares" means the shares of ATI Common Stock delivered by ATI to the Trustee and deposited in Trust for the benefit of Grantor from time to time in accordance with the terms and conditions of this Trust Agreement and the Trust Exchange Agreement.

                 "Trustee" means _________ and any successor Trustee, if applicable, appointed pursuant to Section 4.4 hereof.

                 "Unapproved Offer" has the meaning set forth in Section 8.2(b) hereof.

                 "Voting Securities" means any securities of ATI (unless the context specifically contemplates another issuer) having the ordinary power to vote, in the absence of contingencies, in the election of directors of ATI.

                 "WMC Partnership Agreement" means that certain Amended and Restated Agreement of Limited Partnership of WMC Partners, L.P., dated as of September 30, 1995.


                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES


2.1 REPRESENTATIONS AND WARRANTIES OF GRANTOR. Grantor hereby represents and warrants to the Trustee and ATI as follows, and acknowledges that the Trustee and ATI are relying on such representations and warranties in entering into this Trust Agreement and the transactions contemplated hereby:

                 (a) It is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, and has the corporate power and authority to enter into and carry out the terms of this Trust Agreement.

                 (b) The execution and delivery of this Trust Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its behalf and, except as otherwise expressly set forth herein, it is not subject to any agreement, instrument, order or decree of any court or Governmental Body that would prevent consummation of the transactions contemplated hereby.

                 (c) All Authorizations required for Grantor to execute this Trust Agreement have been obtained and all Authorizations required for Grantor to consummate the transactions as contemplated by this Trust Agreement will have been obtained prior to such consummation.

                 (d) This Trust Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application, both at law and in equity, affecting the rights of creditors generally. The execution and delivery by it of this

Trust Agreement and any other agreements or instruments executed and delivered pursuant hereto to which it is a party do not and will not contravene any provisions of its charter documents.

                 (e) The Trust Shares, when delivered to the Trustee, will not be subject to any outstanding options, rights, arrangements, understandings or other agreements of any kind or character granted or entered into by Grantor that would impose any liens, restrictions, equities, options or claims on the Trust Shares.

2.2 REPRESENTATIONS AND WARRANTIES OF ATI. ATI hereby represents and warrants to the Trustee and Grantor as follows, and acknowledges that the Trustee and Grantor are relying on such representations and warranties in entering into this Trust Agreement and the transactions contemplated hereby:

                 (a) It is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, and has the corporate power and authority to enter into and carry out those terms of this Trust Agreement applicable to ATI.

                 (b) The execution and delivery of this Trust Agreement and the consummation of the transactions hereunder involving ATI have been duly authorized by all necessary corporate action on its behalf and, except as otherwise expressly set forth herein, it is not subject to any agreement, instrument, order or decree of any court or Governmental Body that would prevent consummation of such transactions.

                 (c) All Authorizations required for ATI to execute this Trust Agreement have been obtained and all Authorizations required for ATI to consummate the transactions hereunder involving ATI will have been obtained prior to such consummation.

                 (d) This Trust Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application, both at law and in equity, affecting the rights of creditors generally. The execution and delivery by it of this Trust Agreement and any other agreements or instruments executed and delivered pursuant hereto to which it is a party do not and will not contravene any provisions of its charter documents.

                 (e) The Trust Shares, when delivered to the Trustee, will be duly authorized, validly issued, fully paid and non-assessable shares of ATI Common Stock. ATI has full corporate authority to transfer, convey and deliver the Trust Shares free and clear of all liens, restrictions, equities, options and claims.

                 (f) The Trustee is not an "Acquiring Person" in connection with its becoming "Beneficial Owner" of "Common Shares" (as such terms are defined in the Rights Agreement) pursuant to this Trust Agreement. ATI has furnished to the Trustee and the Grantor a true and correct copy of the Rights Agreement.

2.3 REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants to Grantor and ATI as follows, and acknowledges that Grantor and ATI are relying on such representations and warranties in entering into this Trust Agreement and the transactions contemplated hereby:

                 (a) It is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, and has the corporate power and authority to enter into and carry out the terms of this Trust Agreement.

                 (b) The execution and delivery of this Trust Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its behalf, and it is not subject to any agreement, instrument, order or decree of any court or Governmental Body that would prevent consummation of the transactions contemplated hereby.

                 (c) All Authorizations required for the Trustee to execute this Trust Agreement have been obtained and all Authorizations required for Trustee to consummate the transactions contemplated by this Trust Agreement will have been obtained prior to such consummation.

                 (d) This Trust Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms, subject as to enforcement to the applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application, both at law and in equity, affecting the rights of creditors generally. The execution and delivery by it of this Trust Agreement and any other agreements or instruments executed and delivered pursuant hereto to which it is a party do not and will not contravene any provisions of its charter documents.

                 (e) Trustee has Beneficial Ownership of less than 1% of the outstanding Voting Securities.


                                   ARTICLE 3
                             FORMATION OF THE TRUST

3.1 FORMATION AND NAME. The Trust created hereby shall be known as the "ATI Stock Disposition Trust," in which name the Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust, and sue and be sued.

3.2 PURPOSE. The purpose of the Trust is to receive and hold the Trust Shares and to dispose of the Trust Shares in orderly fashion as promptly as reasonably prudent, consistent with the restrictions contained herein and in applicable law and Grantor's interest in obtaining the best obtainable prices for disposition of the Trust Shares. Pursuant to this express purpose, and subject to the provisions of this Trust Agreement and to the restrictions set forth in the Trust Exchange Agreement, the Trustee is hereby authorized and directed to take all reasonable and necessary action to hold, conserve, and protect the Trust Shares and to sell, or otherwise liquidate or dispose of the Trust Shares, and to distribute the net proceeds of such disposition to Grantor in a prompt, efficient and orderly fashion.

3.3 APPOINTMENT OF TRUSTEE. Grantor hereby appoints [Trustee] as Trustee of the Trust, to have all the rights, powers, and duties set forth herein, and Trustee accepts such appointment.

3.4 DECLARATION OF TRUST. Upon and subject to the conditions set forth herein and in the Trust Exchange Agreement, ATI agrees to deliver from time to time shares of ATI Common Stock to the Trustee, as directed from time to time in writing by Grantor, to be held and administered and divested by the Trustee IN TRUST upon and subject to the conditions set forth herein.

3.5 NO ADDITIONAL BENEFICIARIES. The Trust created by this Trust Agreement shall be solely for the benefit of Grantor and its successors and assigns.

3.6 TITLE TO TRUST PROPERTY. Title to all of the Trust Shares, upon delivery by ATI, shall be vested in the Trustee, not in such Trustee's individual capacity but solely as Trustee of the ATI Stock Disposition Trust created by this Trust Agreement. The Trustee shall maintain the Trust Shares and any dividends or other consideration received in respect thereof and proceeds obtained from the disposition thereof (the "Trust Property") in a separate trust account, and shall not commingle such Trust Property with other assets of, or maintained by, the Trustee. Grantor shall not have title to any of the Trust Property.

3.7 INSTRUMENTS OF FURTHER ASSURANCE. Grantor and ATI, upon reasonable request of the Trustee, shall execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Trust Agreement, to transfer any property intended to be conveyed hereby, and to vest in the Trustee, its successors and assigns, the estate, powers, instruments or funds in trust hereunder.


                                   ARTICLE 4
                             POWERS OF THE TRUSTEE

4.1 SPECIFIC POWERS AND RESPONSIBILITIES OF TRUSTEE. The Trustee shall have the following specific powers and responsibilities in addition to any powers and responsibilities conferred upon it by any other Section or provision of this Trust Agreement; provided, however, that enumeration of the following powers and responsibilities shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Trust Agreement and to act in such a manner as the Trustee in its discretion may deem necessary or appropriate to conserve and protect the Trust Property:

                 (a) Subject to Articles 6 and 8 of this Trust Agreement, cause the Trust Shares to be sold in orderly fashion as promptly as reasonably prudent in such open market or in private transactions as the Trustee deems appropriate in its sole and absolute discretion to obtain the best obtainable prices, taking into account the amount of securities to be sold, current trading prices, and other factors it deems relevant; provided, however, that Trustee shall not cause any Trust Shares to be offered or sold unless such offer or sale is registered or qualified under all applicable securities laws or the Grantor or Trustee has delivered to ATI an opinion of counsel (such counsel to be reasonably acceptable to ATI) that no such registration or qualification is required in connection with such offer or sale.

                 (b) Collect and receive any and all money and other property of whatsoever kind or nature due to or owing or belonging to the Trust or payable in respect of the Trust Property;

                 (c) Do and perform any acts or things necessary or appropriate for the conservation and protection of the Trust Property, including acts or things necessary or appropriate to maintain the Trust Property pending sale or other disposition thereof, and in connection therewith to employ such agents, including counsel, accountants, experts, advisors or other Persons, and to confer upon them such authority as the Trustee in its discretion may deem expedient, and to pay reasonable compensation therefor;

                 (d)      Comply with all applicable laws and regulations;

                 (e) Perform any act authorized, permitted or required under any instrument, contract, agreement or cause of action relating to or forming a part of the Trust, whether in the nature of an approval, consent, demand or notice thereunder or otherwise unless such act would require the consent of Grantor in accordance with Section 4.4 of this Trust Agreement;

                 (f) File or cause to be filed all required federal, state, and local tax filings, make any tax elections available to the Trust under federal, state, or local law, and prepare applications for rulings or other administrative determinations from federal, state, and local tax authorities as may be reasonably necessary to determine the tax liabilities of the Trust; and

                 (g) Prepare, or cause to be prepared, and deliver promptly to Grantor a monthly accounting of expenses incurred, paid and reimbursed out of Trust Property and all receipts and dispositions of Trust Property.

4.2 AUTHORITY AND DUTIES OF TRUSTEE. (a) The Trustee accepts and undertakes to discharge the Trust, upon the terms and conditions hereof. The Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct; provided, however, that the Trustee shall not be liable (i) except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee, or (ii) for any error of judgment made in good faith.

                 (b) The Trustee shall discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and shall administer the Trust in the interest of Grantor. The Trustee shall not take any action that is inconsistent with the terms of this Trust Agreement. The Trustee shall have the right, but not the duty, to employ and consult with counsel of its own choice regarding its duties under this Trust Agreement, and shall have full and complete authorization and protection for any action taken by it hereunder in good faith and in accordance with the opinion of such counsel. Any and all reasonable costs and expenses incurred by Trustee by virtue of said employment and consultation shall be paid in accordance with Section 4.3 of this Trust Agreement. The Trustee shall not be required to take any action hereunder if the Trustee has reasonably determined, or has been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms of this Trust Agreement or is contrary to law. The Trustee may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any Person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so. The Trustee shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this Trust, nor as to the identity, authority, or right of any Person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, moneys, instruments, securities or other documents received by it as the Trustee, and the administration and disposition of the same in accordance with the terms of this Trust Agreement.

                 (c) The Trustee shall have a lien on the Trust Property for the amount of any unpaid fees and expenses, and any liability, loss or expense that may be incurred by the Trustee in connection with the performance of its duties hereunder, including the expense of defending any action or proceeding instituted against such Trustee with respect to which such Trustee is entitled to indemnification pursuant to Section 11.1(a) of this Trust Agreement.

                 (d) Persons dealing with the Trust shall look solely to the Trust Property for the enforcement of any claims against the Trust or to satisfy any liability incurred by the Trustee to such persons in carrying out the terms of this Trust, and neither the Trustee nor Grantor shall have any personal liability or individual obligation to satisfy any such liability.

4.3 FEES AND EXPENSES. The Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon between Grantor and the Trustee. The Trustee shall be entitled to be reimbursed out of the Trust Property for the actual cost of goods, services, and materials used for or by the Trust in accordance with this Trust Agreement and for the administrative services necessary for the prudent operation of the Trust and provided in accordance with this Trust Agreement; provided, however, that the Trustee shall have no obligation to advance any funds or pay any expenses of the Trust other than from the Trust Property.

4.4 RESIGNATION OF TRUSTEE; SUCCESSOR TRUSTEE. The Trustee may at any time resign as Trustee and from its duties under this Trust Agreement by giving at least sixty (60) days' prior written notice to Grantor and ATI, such resignation to be effective on the acceptance of appointment by a successor Trustee selected by Grantor and reasonably acceptable to ATI. In addition, Grantor may at any time remove Trustee with or without cause by giving written notice to Trustee and ATI, such removal to be effective upon the acceptance of appointment by a successor Trustee selected by Grantor and reasonably acceptable to ATI. If a successor Trustee shall not have been appointed within sixty (60) days of written notice of resignation or removal, Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor shall have been selected and appointed by Grantor. Any successor Trustee shall execute and deliver to the predecessor Trustee an instrument accepting such appointment, a copy of which shall also be delivered to Grantor and ATI, and thereupon such successor Trustee, without further act, shall become bound by the terms of this Trust Agreement and be vested with all the estates, properties, rights, powers, duties, and trusts of the predecessor Trustee; and such predecessor Trustee shall duly assign, transfer, deliver, and pay over to such successor Trustee all moneys and other property then held by such predecessor Trustee under this Trust Agreement, except that the Trustee may retain sufficient funds to pay itself for amounts owed to it hereunder.

                                   ARTICLE 5
                              TRUST ADMINISTRATION

5.1 INTERIM DISTRIBUTIONS. (a) Distributions to be made by the Trustee to Grantor shall be made only from the Trust Property. Grantor shall look solely to the Trust Property for distributions as herein provided.

                 (b) Upon the disposition of any of the Trust Shares or receipt or liquidation of any other Trust Property, the Trustee shall distribute and pay, or cause to be distributed and paid, to Grantor, all such cash or cash proceeds, excluding reasonable amounts of cash withheld for taxes or other charges pursuant to Section 4.3 of this Trust Agreement or otherwise required to pay the reasonable expenses, debts, charges, liabilities and obligations of the Trust.

5.2 FINAL DISTRIBUTION. Upon the termination of the Trust in accordance with Article 10 of this Trust Agreement, the Trustee shall promptly distribute any remaining Trust Property to Grantor.


                                   ARTICLE 6
                             STANDSTILL PROVISIONS

                 (a) Except as it may be specifically permitted by this Trust Agreement or unless it is specifically invited in writing to do so by ATI, the Trustee shall not, directly or indirectly:

                          (i)  in any way acquire or agree to acquire
Beneficial Ownership of any securities or any direct or indirect rights or options to acquire Beneficial Ownership of any securities of ATI except for the Trust Shares and any dividends or other distributions in respect of the Trust Shares; provided, however, that nothing contained herein shall prohibit the Trustee (acting in any capacity other than as Trustee) from acquiring Beneficial Ownership of any ATI securities for its own accounts or for the accounts of any Persons other than the Trust, in ordinary brokerage or trading transactions so long as Trustee at all times remains the Beneficial Owner of less than 2% of the outstanding Voting Securities (exclusive of all Trust Shares);

                          (ii)  make any public announcement with respect to,
or submit to ATI or any of its directors, officers, representatives, employees, attorneys, advisers, agents or Affiliates (whether publicly or otherwise) any proposal for, the acquisition of Voting Securities not permitted by paragraph
(i)
above or for or with respect to any merger, consolidation or business combination involving ATI or its Affiliates or for or with respect to any purchase of a substantial portion of the assets of ATI or its Affiliates, whether or not any parties other than the Trustee and its Affiliates are involved and whether or not such proposal might require the making of a public announcement by ATI;

                     (iii) as Trustee, make, or in any way participate in, any "solicitation" of "proxies" to vote any Voting Securities or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act), as such regulation was in effect on September 30, 1995; provided that the Trustee shall not be deemed to be a "participant" by reason of its exercise of the voting rights set forth in
Article 7 hereof;

                     (iv) propose any matter for submission to a vote of shareholders of ATI;

                     (v) with respect to the Trust Shares, form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of ATI;

                     (vi) grant any proxy with respect to the Trust Shares to any Person not approved by ATI;

                     (vii) deposit any Trust Shares in a voting trust or subject any Trust Shares to any arrangement or agreement with respect to the voting of such Trust Shares or other agreement having similar effect;

                     (viii) take any action which would be reasonably likely to require ATI to make a public announcement regarding any of the matters specified in this Article 6;

                     (ix) enter into any negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or any discussions designed to advise, assist or encourage any third party in connection with any of the foregoing;

                     (x) disclose publicly any intention, plan or arrangement inconsistent with the foregoing;

                     (xi) request ATI (or any of its officers, directors, representatives, employees, attorneys, advisors, agents or Affiliates) to waive, amend or modify any provisions of this Article 6; or

                     (xii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of ATI.


                                   ARTICLE 7
                            VOTING RIGHTS OF TRUSTEE

7.1 POWER TO VOTE THE TRUST SHARES. The Trustee shall have sole power to vote the Trust Shares, subject to the provisions set forth in Section
7.2 hereof.

7.2              VOTING RIGHTS.

                 (a) The Trustee shall vote all Trust Shares in favor of the individuals nominated by ATI for election to its Board of Directors.

                 (b) The Trustee shall be free to vote the Trust Shares in its discretion with respect to any of the following matters that may be submitted to a vote of the shareholders of ATI:

                          (i)     acquisition proposals;

                          (ii)    a sale of all or substantially all of the
assets of ATI;

                          (iii)   dissolution of ATI;

                          (iv)    a recapitalization or restructuring of ATI
resulting in a fundamental change in its capital structure;

                          (v)     a transaction or other event involving a
fundamental change in the scope of ATI's business; and

                          (vi)    amendments to ATI's articles of incorporation
or by-laws.

                 (c) On all matters other than those set forth in Sections 7.2(a) and (b) above, the Trustee shall vote the Trust Shares either (i) as directed by ATI or (ii) in the same proportions as all other shareholders of ATI, at the option of the Trustee.

                                   ARTICLE 8
                            TRANSFERS; TENDER OFFERS

8.1 TRANSFERS. The Trustee will not, at any time, directly or indirectly, transfer or distribute, or offer to transfer or distribute, any Trust Shares, except (a) as provided in Section 8.2 hereof; (b) in transactions in compliance with the volume limitations and restrictions on manner of sale set forth in paragraphs (e) and (f) of Rule 144 promulgated under the Securities Act (whether or not such paragraphs by their terms would apply to such transactions), as such Rule existed on September 30, 1995; (c) in privately negotiated or other transactions, or pursuant to the registration rights set forth in Article 9 hereof other than as described in the following clause (d); or (d) pursuant to the registration rights set forth in Article 9 hereof, in a firm commitment underwritten public offering managed by a nationally recognized investment banking firm and satisfying the conditions set forth in Section 9.4(a) hereof. In connection with any transfer permitted under clauses (b), (c), and (d) of this Section 8.1, the following shall apply:

                 (i) the aggregate number of shares transferred by the Trustee pursuant to clauses (b), (c), and (d) shall not exceed, in any twelve-month period, one-half the aggregate number of Total Exchange Shares;

                 (ii) the Trustee may not make any transfer pursuant to clause (b), (c), or (d) unless the transferee, together with its Affiliates and any "group" (within the meaning of Section 13(d) of the Exchange Act) of which such transferee or any Affiliate is a part, would not, after such transfer, beneficially own Voting Securities representing in excess of 4.9% of the then outstanding Voting Securities;

                 (iii) no transfer of Trust Shares representing more than 2.5% of the total number of Voting Securities then outstanding shall be made in any single transaction or series of related transactions to any Person or group (within the meaning of Section 13(d) of the Exchange Act); and

                 (iv) no transfer of an amount of Trust Shares representing more than 1% of the then outstanding Voting Securities shall be made to any Person or group unless the Trustee believes in good faith after due inquiry that such Person or group would be eligible to file a Statement on Schedule 13G pursuant to Rule

                 13d-1(b)(1) under the Exchange Act (without regard to the Beneficial Ownership threshold set forth in such Rule), as such Rule is in effect on September 30, 1995.

8.2              TENDER OR EXCHANGE OFFER.

                 (a) In the event of (i) a tender or exchange offer for Voting Securities commenced by ATI (or an Affiliate of ATI) or (ii) a tender or exchange offer for Voting Securities commenced by a third party, (x) in connection with which, ATI has terminated or amended (or agreed to terminate or amend) the Rights Agreement or redeemed (or agreed to redeem) the Rights issued thereunder and such action has permitted or will have permitted the consummation of such offer, or a final, non-appealable court order has declared the Rights Agreement invalid or otherwise required the redemption of the Rights issued thereunder or (y) which ATI's Board of Directors has otherwise approved, the Trustee shall be permitted to tender or sell the Trust Shares in accordance with the terms of any such offer without restriction hereunder.

                 (b) In the event that a tender or exchange offer not described in the immediately preceding paragraph is commenced by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) and such offer would result, if consummated in accordance with its terms, in the Beneficial Ownership by such Person or group of in excess of 50% (calculated by voting power) of the Voting Securities of ATI then outstanding (an "Unapproved Offer"), the Trustee shall have the right to tender or sell all or any part of the Trust Shares to the offerer pursuant to such offer if the Trustee, upon the advice of legal counsel and financial advisers, reasonably believes in good faith, taking into account the conditions of the offer, that such tender offer will result in shares being purchased (without any extension of the then scheduled expiration date and without giving effect to shares that might be tendered by the Trustee); provided, however, that prior to tendering or offering for exchange any such Trust Shares in such Unapproved Offer, the Trustee first shall have offered to ATI not later than seventy-two hours prior to the expiration of such Unapproved Offer the right to purchase for the same consideration (or cash equivalent) that number of such Trust Shares which if tendered or offered for exchange, would be purchased in such Unapproved Offer, which purchase shall be closed not later than the second business day following the consummation of such Unapproved Offer; and provided further, that the Trustee may tender or offer for exchange such Trust Shares in such Unapproved Offer in the event that ATI shall have failed within the later of forty-eight hours after receipt of such notice or twenty-four hours prior to the expiration of such

Unapproved Offer to provide the Trustee with reasonable assurance that it shall be ready, willing and able to consummate such purchase.

                 (c) All transfers of Trust Shares other than transfers permitted by Sections 8.1(b) and 8.2 shall be subject to Article 10 of this Agreement.

                 (d) Any transfer of Trust Shares in violation of this Article 8 may be suspended on the books of ATI.

                                   ARTICLE 9
                              REGISTRATION RIGHTS

9.1              DEMAND REGISTRATION.   ATI agrees that upon the written
request of the Trustee it will file a registration statement under the Securities Act (a "Registration Statement") as to the number of Trust Shares specified in such request (the "Registrable Shares"); provided that ATI shall not be required to file more than such number of Registration Statements that become effective and remain effective for the period referred to in Section 9.3(j) equal to the quotient (rounded up to the nearest whole number) obtained by dividing (i) the product of (A) the average closing price per share of ATI's Common Stock for the thirty business days immediately preceding the Notice Date (as defined in Section 1.3(a) of the Trust Exchange Agreement) and (B) the number of Total Exchange Shares by (ii) $750 million, and further provided that ATI shall not be required to file a Registration Statement if ATI delivers to the Trustee an opinion, in form and substance reasonably satisfactory to the Trustee and its counsel, to the effect that the Registrable Shares are freely transferable under Section 4(1) of the Securities Act without regard to any volume or other restrictions.

9.2 ATI REGISTRATION. (a) If ATI shall determine to register any ATI Common Stock either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction described in paragraph (a) of Rule 145 promulgated under the Securities Act (as such Rule may be amended from time to time or any similar successor rule that may be promulgated by the Securities and Exchange Commission ("SEC"), or a registration on any registration form that does not permit secondary sales, ATI will:

                 (i)  promptly give to the Trustee written notice thereof; and

                          (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in section 9.2(b) below, and in any underwriting involved therein, all the Registrable Shares specified in a written request made by the Trustee and received by ATI within seven (7) days after the written notice from ATI described in clause (i) above is mailed or delivered to the Trustee by ATI. Such written request may specify all or a part of the Registrable Shares.

                 (b) If the registration of which ATI gives notice is for a registered public offering involving an underwriting, ATI shall so advise the Trustee as a part of the written notice given pursuant to Section 9.2(a)(i).
In such event, the right of the Trustee to registration pursuant to this
Section 9.2 shall be conditioned upon the Trustee's participation in such underwriting and the inclusion of the Registrable Shares in the underwriting to the extent provided herein. The Trustee shall (together with ATI and the other holders of securities of ATI with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by ATI.

                 Notwithstanding any other provision of this Section 9.2, if the representative of the underwriters advises ATI in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Shares from, or limit the number of Registrable Shares to be included in, the registration and underwriting. ATI shall so advise the Trustee, and the number of shares of ATI Common Stock that are entitled to be included in the registration and underwriting shall be allocated first to ATI for securities being sold for its own account and thereafter as set forth in
Section 9.2(c).

                 (c) In any circumstance in which all of the Registrable Shares and other shares of ATI stock with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Trustee or other selling stockholders cannot be so included as a result of limitations on the aggregate number of Registrable Shares and Other Shares that may be so included pursuant to Section 9.2(b), the number of

Registrable Shares and Other Shares that may be so included shall be allocated among the Trustee and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of Registrable Shares and Other Shares that are held by the Trustee and other selling stockholders, provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Shares and Other Shares to be included in such registration. If the Trustee or other selling stockholder does not request inclusion of the maximum number of Registrable Shares and Other Shares allocated to it pursuant to the above-described procedure, the remaining portion of its allocation shall be reallocated among the Trustee and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of Registrable Shares and Other Shares which are held by the Trustee and other selling stockholders, and this procedure shall be repeated until all of the Registrable Shares and Other Shares which may be included in the registration on behalf of the Trustee and other selling stockholders have been so allocated.

9.3 REGISTRATION PROCEDURES. In the case of each registration involving Registrable Shares pursuant to this Article 9, ATI will:

                 (a) furnish to the Trustee, prior to the filing of a Registration Statement, copies of such Registration Statement as it is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents in such quantities as the Trustee may reasonably request from time to time in order to facilitate the disposition of such Registrable Shares;

                 (b) use all reasonable efforts to register or qualify the offer and sale of such Registrable Shares under such other securities or blue sky laws of such jurisdiction as the Trustee reasonably requests and do any and all other acts and things as reasonably may be necessary or advisable to enable the Trustee to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Trustee; provided that ATI will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (b), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                 (c) use all reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of ATI to enable the Trustee to consummate the disposition of such Registrable Shares;

                 (d) notify the Trustee, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and ATI will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (e) enter into customary agreements (including an underwriting agreement in customary form and an indemnification agreement with the Trustee in customary form) and take such other actions as reasonably are required in order to expedite or facilitate the disposition of such Registrable Shares;

                 (f) make available for inspection by the Trustee, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by the Trustee or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of ATI (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of ATI to supply all information reasonably requested by any such Inspector in connection with such registration; provided that (i) Records and information obtained hereunder shall be used by such persons only to exercise their due diligence responsibility and (ii) Records or information which ATI determines, in good faith, to be confidential shall not be disclosed in such Registration Statement or otherwise by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction. The Trustee shall use its best efforts, prior to any such disclosure, to inform ATI that such disclosure is necessary to avoid or correct a misstatement or omission in the Registration Statement. The Trustee further agrees that it will, upon learning that disclosure of such Records or information is sought in a court or by a governmental authority, give notice to ATI and allow ATI, at the expense of ATI, to undertake appropriate action to prevent disclosure of the Records or information deemed confidential;

                 (g) use all reasonable efforts to obtain a comfort letter from the independent public accountants for ATI in customary form and covering such matters of the type customarily covered by comfort letters as the Trustee reasonably requests;

                 (h) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months beginning within three months after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                 (i) use all reasonable efforts to cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by ATI are listed; and

                 (j) use its best efforts (i) to have any registration of the Registrable Shares declared effective as promptly as practicable after the filing thereof and (ii) to keep such Registration Statement effective for a period (up to three months) sufficient to complete the distribution of the Registrable Shares. ATI further agrees to supplement or make amendments to the Registration Statement, if required by (x) the registration form utilized by ATI for such registration or by the instructions applicable to such registration form, (y) the Securities Act or the rules and regulations thereunder or (z) the Trustee (or any underwriter for the Trustee) with respect to information concerning Grantor, the Trustee or such underwriter or the plan of distribution to be utilized with respect to the Registrable Shares. ATI agrees to furnish to the Trustee copies of any such supplement or amendment prior to its being used or filed with the SEC.

9.4 CONDITIONS TO OFFERINGS. The obligations of ATI to take the actions contemplated by Section 9.1 with respect to an offering of Registrable Shares shall be subject to the following conditions:

                 (a) if the Registrable Shares are to be transferred pursuant to Section 8.1(d), the Trustee shall have the right to select the investment banker or bankers and, if applicable, lead manager or managers to administer the offering and its or their counsel, provided that such lead manager or managers and such counsel must be reasonably satisfactory to ATI; with respect to any such transfer, the Trustee and such investment banker(s) or manager(s) shall use best efforts to effect as wide a distribution of such Registrable Shares as is reasonably practicable and to prevent any Person who, together with its Affiliates and any "group" (within the meaning of Section 13(a)(3) of the Exchange Act) of which such Person or any Affiliate is a party, from purchasing in excess of 15% of the Voting Securities of ATI being registered. ATI may require the Trustee to furnish to ATI such information regarding the Trustee or the distribution of the Registrable Shares as ATI from time to time may reasonably request in writing, in each case only as required by the Securities Act or the rules and regulations thereunder or under state securities or blue sky laws;

                 (b) in the event that the Registrable Shares are to be transferred pursuant to Section 8.1(c), such Registrable Shares shall be transferred only to a Person that the Trustee believes in good faith after due inquiry is eligible with respect to the Registrable Shares to file a Statement on Schedule 13G pursuant to Rule 13d-1(b)(i) under the Exchange Act (without regard to the Beneficial Ownership threshold set forth in such Rule), as such Rule was in effect on September 30, 1995. The Trustee shall have the right to select the investment banker or bankers and, if applicable, the lead manager or managers to administer the offering and its or their counsel, provided that such lead manager or managers and such counsel must be reasonably satisfactory to ATI;

                 (c) there shall not have been an offering registered pursuant to Section 9.1 of this Trust Agreement within the immediately preceding six months; and

                 (d) the Trustee shall conform to all requirements of the Securities Act and the Exchange Act applicable to it with respect to the offering and sale of such Registrable Shares and shall advise each underwriter, broker or dealer through which any of such Registrable Shares are offered that such Registrable Shares are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act.

                 The Trustee agrees that, upon receipt of any notice from ATI of the happening of any event of the kind described in Section 9.3(d) of this Agreement, the Trustee will forthwith discontinue disposition of Registrable Shares pursuant to the registration covering such Registrable Shares until the Trustee's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 9.3(a) of this Trust Agreement.

9.5              ADDITIONAL CONDITIONS. (a) ATI's obligations pursuant to
Section 9.1 shall be suspended if (i) the fulfillment of such obligations would require ATI to make a disclosure that would, in the reasonable good faith judgment of ATI's Board of Directors, be detrimental to ATI and premature and the Board of Directors of ATI concludes, as a result, that it is essential to defer the filing of the registration statement at such time, (ii) ATI has filed or proposes to file a registration statement with respect to any of its securities to be distributed in an underwritten public offering and it is advised by its lead or managing underwriter that an offering by the Trustee of Registrable Shares would materially adversely affect the distribution of such securities, provided that ATI is actively employing, or upon such proposed filing actively employs, all reasonable efforts to cause any such filed registration statement to become effective, or (iii) the fulfillment of such obligations would require ATI to prepare financial statements not required to be prepared for ATI to comply with its obligations under the Exchange Act at the time that the registration statement is proposed to be filed. Such obligations shall be reinstated (x) in the case of clause (i) above, upon the making of such disclosure by ATI (or, if earlier, when such disclosure would either no longer be necessary for the fulfillment of such obligations or no longer be detrimental), (y) in the case of clause (ii) above, upon the conclusion of any period during which ATI would not, pursuant to the terms of its underwriting arrangements, be permitted to sell Registrable Securities for its own account and (z) in the case of clause (iii) above, as soon as it would no longer be necessary to prepare such financial statements to comply with the Securities Act. The period during which the Trustee is required to sell the Registrable Shares pursuant to Section 9.3(j) shall be tolled for the duration of any suspension pursuant to this Section 9.5(a).

                 (b)      In connection with any distribution pursuant to
Section 8.1(d), the number of the Registrable Shares to be registered pursuant to Section 9.1 of this Agreement shall be reduced to the extent that ATI is advised in writing by an investment banker of national standing that the sale of all of the Registrable Shares requested to be registered by the Trustee would materially and adversely affect the market price of ATI's equity securities. If the number of shares registered is reduced pursuant to this
Section 9.5(b) by more than 50% of the number requested to be registered by the Trustee, the Registration Statement relating to such reduced number shall not be counted as one of the Registration Statements available to the Trustee under Section 9.1.

9.6 REGISTRATION EXPENSES. All expenses incident to the performance of or compliance with this Trust Agreement by ATI, including, without limitation, all fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the Registrable Shares to be registered on each securities exchange on which similar securities of ATI are then listed, fees and disbursements of counsel for ATI and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance), securities acts liability insurance (if ATI elects to obtain such insurance), the fees and expenses of any special experts retained by ATI in connection with such registration, and the fees and expenses of other Persons retained by ATI will be borne by ATI. Notwithstanding anything in this Section 9.6 to the contrary, ATI will not have any responsibility for any registration or filing fees payable under any federal or state securities or blue sky laws or for any of the expenses of the Trustee incurred in connection with any registration hereunder including, without limitation, underwriting fees, discounts and commissions and transfer taxes, if any, attributable to the sale of the Registrable Shares, counsel fees of the Trustee and travel costs.

9.7 INDEMNIFICATION; CONTRIBUTION. (a) Indemnification by ATI. ATI agrees to indemnify, to the fullest extent permitted by law, Grantor, the Trustee (and any Affiliate thereof holding Registrable Shares), each person who controls Grantor, the Trustee or such Affiliate (within the meaning of either the Securities Act or the Exchange Act), and their respective directors and officers against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus (each as amended and/or supplemented, if ATI shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided that ATI shall not be required to indemnify Grantor, the Trustee or such Affiliate, such controlling persons or their respective officers or directors for any losses, claims, damages, liabilities or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and conformity with any information with respect to the Trustee furnished to ATI by the Trustee expressly for use therein; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of Grantor, the Trustee or such Affiliate, if the liability or expense results from the fact that a copy of the prospectus was not sent or given to such Person at or prior to the written confirmation of sale of such Registrable Shares to such Person as required by the Securities Act, and if the untrue statement or omission has been corrected in the prospectus unless such failure to deliver the prospectus was a result of noncompliance by ATI with its obligations under Section 9.3(a) hereof. In connection with an underwritten offering, ATI will indemnify each underwriter thereof, the officers and directors of such underwriter, and each Person who controls such underwriter (within the meaning of either the Securities Act or Exchange Act) to the same extent as provided above with respect to the indemnification of the Trustee, provided that such underwriter agrees to indemnify ATI to the same extent as provided below with respect to the indemnification of ATI by the Trustee.

                 (b) Indemnification by the Trustee. In connection with any registration in which the Trustee is participating, the Trustee will furnish to ATI in writing such information with respect to the Trustee as ATI reasonably requests for use in connection with any such registration, prospectus, or preliminary prospectus and agrees to indemnify ATI, its directors, its officers who sign the Registration Statement and each Person, if any, who controls ATI (within the meaning of either the Securities Act or of the Exchange Act) to the same extent as the foregoing indemnity from ATI to such holder, but only with respect to information relating to such holder furnished to ATI in writing by the Trustee expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus.

                 (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 9.7(a) or Section 9.7(b) of this Trust Agreement, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this Section 9.7(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not either have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d) Contribution. If the indemnification provided for in this Section 9.7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 9.7, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9.7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.7(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 If indemnification is available under this Section 9.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 9.7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 9.7(d).

9.8 RULE 144. ATI covenants that it will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Trustee may reasonably request, all to the extent required from time to time to enable the Trustee to sell Trust Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Trustee, ATI will deliver to the Trustee a written statement as to whether it has complied with such requirements.

9.9              CERTAIN LIMITATIONS.  The rights of the Trustee under this
Article 9 are subject to Sections 8.1, 10.1, 10.2 and 10.3 of this Trust Agreement.


9.10 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In the event that ATI shall propose to enter into an agreement of merger, consolidation or other business combination with any Person which has a class of equity securities having substantially the same rights as the ATI Common Stock (including, but not limited to, voting, dividend, liquidation and redemption rights) and in connection with such agreement ATI will no longer have a class of equity securities having substantially the same rights as the ATI Common Stock registered with the SEC pursuant to Section 12(b) or 12(g) of the Exchange Act, ATI hereby covenants and agrees with the Trustee that it will cause such Person to assume the rights and obligations of ATI set forth in this Article 9, to the full extent set forth herein.


                                   ARTICLE 10
                    RIGHTS OF FIRST OFFER AND FIRST REFUSAL

10.1 NOTICE OF INTENT TO TRANSFER. The Trustee shall give written notice (a "Notice of Intent") to ATI at such time as it first forms a bona fide intention to transfer, within the next twelve months, Trust Shares in transactions permitted by Section 8.1(c) or (d) (any registered public offering permitted by Section 8.1(c) or (d) being referred to hereinafter as a "Permitted Offering"). The Trustee shall not be permitted to transfer outstanding Trust Shares until 90 days after the delivery of such Notice of Intent. The Trustee shall include in such Notice of Intent all additional information required to be included in a ROFO Notice or ROFR Notice (as defined below) that reasonably can be provided at the time the Notice of Intent is delivered. The Trustee shall be under no obligation to send more than one such Notice of Intent.

10.2 RIGHT OF FIRST OFFER. Any proposed transfer of Trust Shares by the Trustee in a Permitted Offering pursuant to Section

8.1(d) shall be subject to a right of first offer on the part of ATI, as follows:

                 (a) The Trustee shall deliver to ATI a notice (a "ROFO Notice") 10 days prior to the delivery of a request pursuant to Section 9.1 to file a registration statement, which ROFO Notice shall set forth, among other things: (i) the identity of the prospective managing underwriter for the proposed offering, (ii) the proposed price per share to public and net proceeds per share to the Trustee, (iii) the number of Trust Shares to be registered for sale, (iv) the identity (if known) of any Person that has expressed an interest in purchasing in excess of 1% of the outstanding Voting Securities in the proposed offering, (v) any other material terms and conditions of the proposed offering, (vi) the closing date for the proposed offering (which date shall not be less than 30 days from the date on which the ROFO Notice is delivered), and
(vii) a statement from the managing underwriter that it is highly confident that the proposed offering can be underwritten on the terms and conditions set forth in the ROFO Notice. The ROFO Notice shall constitute an irrevocable offer to ATI, upon the terms specified therein, to purchase such Trust Shares.

                 (b) ATI may elect, at its option, to purchase all, but not less than all, of the Registrable Shares referred to in the ROFO Notice at a price per share equal to the net proceeds per share referred to in the ROFO Notice by delivering to the Trustee written notice of its election (a "Notice of Election") within 10 days after receipt of the ROFO Notice. Such Notice of Election shall constitute a binding obligation on the part of ATI, subject to standard terms and conditions for a stock purchase agreement between an issuer and a significant shareholder, to purchase such Trust Shares. Such Notice of Election shall include the proposed date for the closing of the purchase, which shall be no later than 21 days following the delivery of such Notice of Election. ATI may designate a third party to exercise its right of first offer.

                 (c) If ATI or its designee does not exercise the foregoing right of first offer within such 10-day period, the Trustee may proceed with the proposed offering as described in the ROFO Notice. Such offering must be closed within 90 days after the date the Registration Statement is filed with the SEC and the price per share to the public and the net proceeds per share to the Trustee must equal or exceed such terms as set forth in the ROFO Notice. The Trustee shall, and shall cause its managing underwriters to, use best efforts to cause the filing of the Registration Statement and the closing of the offering pursuant thereto to occur as quickly as possible. If the offering is not completed within such 90-day period or if market conditions cause the managing underwriter to reduce the proposed price per share to the public or the net proceeds to the Trustee or otherwise to materially revise the terms set forth in the ROFO Notice, the Trustee shall promptly so notify ATI and ATI shall again have a right of first offer pursuant to Section 10.2(b) with respect to the Trust Shares referred to the ROFO Notice, upon the revised terms, except that such new right must be exercised within three business days after such notification.

10.3 RIGHT OF FIRST REFUSAL. Any proposed transfer of Trust Shares by the Trustee pursuant to Section 8.1(c) shall be subject to a right of first refusal on the part of ATI, as follows:

                 (a) In the event of a transfer (or series of related transfers) which is not a Permitted Offering and involves in the aggregate less than 1% of the then outstanding Voting Securities, ATI shall have no right of first refusal.

                 (b) In all other cases, the Trustee shall deliver to ATI a notice (a "ROFR Notice") at least four business days prior to (x) in the case of a Permitted Offering, the delivery of a request to file a registration statement pursuant to Section 9.1, or (y) in all other cases the execution of a stock purchase agreement or other action committing the Trustee to such transfer. Such ROFR Notice shall set forth (A) the identities of each proposed transferee that, together with its Affiliates and any group (within the meaning of Section 13(d)(3) of the Exchange Act) of which such transferee or any Affiliate is a part, proposed to purchase 1% or more of the then outstanding Voting Securities (a "1% Purchaser") and the total number of shares such 1% Purchaser proposes to acquire, (B) the aggregate number of Trust Shares to be transferred to all transferees, (C) the proposed price per share at which the Trust Shares are to be transferred, and the net proceeds per share to the Trustee therefrom, and (D) any other material terms and conditions of the proposed transfer. In the case of a Permitted Offering, such ROFR Notice shall also contain the information specified in clauses (vi) and (vii) of Section 10.2(a). The ROFR Notice shall constitute an irrevocable offer to sell such Trust Shares to ATI, upon the terms specified therein.

                 (c) In the case of other than a Permitted Offering, ATI may elect to purchase (x) with respect to non-1% Purchasers, all, but not less than all, of the Trust Shares referred to in the ROFR Notice which are to be transferred to such non- 1% Purchasers, or (y) any or all of the blocks to be transferred to 1% Purchasers or (z) any combination of (x) and (y).

                 (d) In the case of a Permitted Offering, ATI may elect to purchase (x) with respect to non-1% Purchasers, all but not less than all, of the Trust Shares referred to in the ROFR Notice which are to be sold to such non-1% Purchasers, (y) one or more of the blocks to be transferred to 1% Purchasers provided that, unless ATI effects the purchase described in clause
(x) above, ATI must leave at least one such block unpurchased, or (z) any combination of (x) and (y).

                 (e) Any election by ATI described in paragraphs (c) or (d) above shall be upon the terms and conditions set forth in the ROFR Notice and shall be effected by sending to the Trustee a Notice of Election within four business days after receipt of the ROFR Notice. Such Notice of Election shall constitute a binding obligation, subject to standard terms and conditions for a stock purchase agreement between an issuer and a significant shareholder, to purchase the specified amount of Trust Shares (at a price per share equal to the net proceeds per share referred to in the ROFR Notice). Such Notice of Election also shall include the proposed date for the closing of the purchase, which shall be no later than 21 days following the delivery of such Notice of Election. ATI may designate a third party to exercise its right of first refusal.

                 (f) If ATI or its designee does not exercise its right of first refusal within such four-day period, the Trustee may proceed with the proposed transfers described in the ROFR Notice. Such transfer must be closed within 30 days after the date the ROFR Notice is delivered (with respect to other than Permitted Offerings), and within 90 days after the Registration Statement is filed with the SEC, with respect to Permitted Offerings, and the price per share and the net proceeds per share to the Trustee must equal or exceed such terms set forth in the ROFR Notice. The Trustee shall, and shall cause any lead manager or managing underwriter to, use best efforts to cause the filing of the Registration Statement and the closing of the offering pursuant thereto to occur as quickly as possible. If the proposed price per share or net proceeds per share are less than those set forth in the ROFR Notice, the Trustee shall promptly so notify ATI and ATI shall again have a right of first refusal pursuant to this Section 10.3 with respect to the Trust Shares referred to in the ROFR Notice, upon the revised terms, except that such new right must be exercised within three business days after such notification.

                                   ARTICLE 11
                      EXPIRATION OF CERTAIN RESTRICTIONS;
                         TERMINATION OF TRUST AGREEMENT

11.1             EXPIRATION OF CERTAIN RESTRICTIONS.

                 (a) The provisions of Articles 6, 7, 8 and 10 of this Trust Agreement shall irrevocably terminate upon any Change of Control of ATI.

                 (b) The rights contained in Article 9 of this Trust Agreement (with respect to Voting Securities acquired by the Trustee pursuant to the Trust Exchange Agreement and any Voting Securities received as a dividend thereon or upon conversion thereof) shall survive until the tenth anniversary of the Closing Date with respect to the Initial Exchange (as defined in Sections 1.5 and 1.7 of the Trust Exchange Agreement).

11.2             TERMINATION OF TRUST AGREEMENT.

                 Subject to Section 11.1, the Trust Agreement shall terminate and the Trust shall be dissolved and its affairs shall be wound up at such time as Grantor has no further right to cause a Closing to occur under the Trust Exchange Agreement and the Trustee shall have disposed of all Trust Property in accordance with this Trust Agreement. The termination of this Trust Agreement shall not relieve any party from liability for any breach thereof occurring prior to such termination.

11.3 DISSOLUTION. Upon the dissolution of the Trust, the Trustee shall prepare the final tax information return of the Trust, file such return with the Internal Revenue Service and other applicable governmental agencies, and distribute to Grantor a copy thereof.


                                   ARTICLE 12
                                INDEMNIFICATION

12.1 INDEMNIFICATION OF TRUSTEE. (a) Grantor shall indemnify the Trustee, its officers, directors, employees, and agents and hold each of them harmless from any loss, liability, claim, damage, or expense (including reasonable legal fees and expenses) suffered or incurred by the Trustee for any reason whatsoever as a result of or relating to this Trust Agreement, except those resulting from any action or inaction by the Trustee taken or omitted to be taken in bad faith or constituting gross negligence or willful misconduct.

                 (b) ATI shall indemnify the Trustee, its officers, directors, employees and agents and hold them harmless from any loss, liability, claim, damage, or expense (including reasonable legal fees and expenses) suffered or incurred by the Trustee as a result of or relating to (i) any representation or warranty made by ATI in this Trust Agreement or pursuant to this Trust Agreement that was materially false when made or that omitted to state a material fact known to ATI necessary to be disclosed in order to make such representation or warranty not materially misleading, or (ii) any failure to perform any obligations of ATI hereunder.

                 (c) The indemnification rights and responsibilities set forth in this Section 12.1 are in addition to, and not in derogation of, those indemnification rights and responsibilities set forth elsewhere in this Trust Agreement.

12.2             PROCEDURES RELATING TO INDEMNIFICATION.

                 (a) The Trustee shall give notice to the indemnifying party in writing, and in reasonable detail, of any claim or demand made by any person, firm, governmental authority or corporation against the Trustee (a "Third Party Claim") for which the Trustee seeks indemnity pursuant to Section 12.1(a) or (b) hereof, promptly after receipt by such Trustee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder. Thereafter, the Trustee shall deliver to the indemnifying party promptly after the Trustee's receipt thereof, copies of all notices and documents (including court papers) received by the Trustee relating to the Third Party Claim.

                 (b) If a Third Party Claim is made against the Trustee, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the Trustee. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the Trustee for legal expenses subsequently incurred by the Trustee in connection with the defense thereof. If the indemnifying party assumes such defense, the Trustee shall have the right to participate in the defense thereof and to employ counsel, at its own expense (and not at the expense of the Trust), separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the Trustee for any period during which the indemnifying party has not assumed the defense thereof

(other than during any period in which the Trustee shall have failed to give notice of the Third Party Claim as provided above). All the parties hereto shall cooperate in the defense of any Third Party Claim. Such cooperation shall include the retention and (upon reasonable request) the provision of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the Trustee shall not admit any liability with respect to, or settle, compromise, or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). The indemnifying party shall obtain the consent of the Trustee before entering into any settlement, adjustment, or compromise of such claim, or ceasing to defend against such claim, if as a result thereof, or pursuant thereto, there would be imposed on the Trustee any liability or obligation not covered by the indemnity obligations of the indemnifying party under this Trust Agreement (including, without limitation, any injunctive relief or other remedy).


                                   ARTICLE 13
                                 MISCELLANEOUS

13.1 LEGEND; REMOVAL OF LEGEND. (a) All Trust Shares shall have the following legend, which shall remain on such certificates until such time as the securities represented by such certificates are no longer subject to the restrictions of this Agreement:

                 THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A STOCK DISPOSITION TRUST AGREEMENT (INCLUDING THE RESTRICTIONS ON TRANSFER SET FORTH THEREIN) DATED AS OF ________, 199_, BETWEEN U S WEST, INC., AIRTOUCH COMMUNICATIONS, INC. AND __________ AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE ALIENATED EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF AIRTOUCH COMMUNICATIONS, INC.

                 (b) Any legend endorsed on a certificate pursuant to paragraph (a) shall be removed if the Trust Shares represented by such certificate shall have been effectively transferred in compliance with Section 8.1(c) or (d) or a Change of Control of ATI has occurred.

13.2             NOTICE.  (a)     All notices called for under this Trust
   Agreement must be in writing and will be deemed given if

                      (i)         delivered personally;

                     (ii) delivered by facsimile transmission and receipt is confirmed;

                    (iii) mailed by registered or certified mail (return receipt requested), postage prepaid;

to Grantor or ATI at the following address or to the Trustee at the address set forth next to its signature below (or at such other address for a party as is specified by like notice; provided that notices of a change of address will be effective only upon receipt of the notice):

                 If to Grantor:

                 U S West, Inc.
                 7800 East Orchard Road
                 Englewood, CO 80111
                 Attn:  [Title]
                 Telecopy:  (303) xxx-xxxx

                 With copies to:

                 U S West, Inc.
                 7800 East Orchard Road
                 Englewood, CO 80111
                 Attn: [General Counsel]
                 Telecopy:  (303) xxx-xxxx

                 If to ATI:

                 AirTouch Communications, Inc.
                 One California Street
                 San Francisco, CA  94111
                 Attn:  Margaret G. Gill, Esq.
                        Senior Vice President, Legal
                        and External Affairs
                 Telecopy:  (415) 658-2298

                 With a copy to:

                 Pillsbury Madison & Sutro

                 235 Montgomery Street
                 San Francisco, CA  94104
                 Attn: Nathaniel M. Cartmell III, Esq.
                 Telecopy:  (415) 983-1200

                 (b)      Any notice given in the manner described in this
Section 13.1 will be deemed to have been given and received as follows:

Form of Delivery                     Effective Date
----------------                     --------------
Registered or Certified Mail         The fifth business day of uninterrupted postal
                                     service next following the date of mailing.

Personal delivery                    The day notice was received, provided that if such
                                     day is not a business day then the notice shall be
                                     deemed to have been given and received on the
                                     business day next following such day.

Facsimile transmission               The day notice was received and receipt is
                                     confirmed, provided that if such day is not a
                                     business day then the notice shall be deemed to
                                     have been given and received on the business day
                                     next following such day.

13.3 SEVERABILITY. If any provision of this Trust Agreement is held invalid, such invalidity will not affect any other provision of the Trust Agreement that can be given effect without the invalid provision, and to this end the provisions of this Trust Agreement are separable.

13.4 AMENDMENT. This Trust Agreement may be modified only by a written instrument duly executed by Grantor and by the Trustee and, if such modification affects Articles 1, 2, 3, 4, 6, 7, 8, 9, 10, 11, 12 or 13 of this Trust Agreement, by ATI. Compliance with any provision or condition contained in this Trust Agreement, or the obtaining of any consent provided for in this Trust Agreement, may be waived only by written instrument duly executed by the party to be bound by such waiver; provided that if such waiver affects Articles 1, 2, 3, 4, 6, 7, 8, 9, 10,

11, 12 or 13 of this Trust Agreement, such waiver shall not be effective without the written consent of ATI.

13.5 GOVERNING LAW. The rights of the parties arising under this Trust Agreement shall be construed and enforced under the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules.

13.6 ENTIRE TRUST AGREEMENT. This Trust Agreement contains the entire understanding of the parties to this Trust Agreement respecting the subject matter hereof and supersedes all prior agreements, discussions, and understandings.

13.7 CAPTIONS. The captions in this Trust Agreement are for convenience only, do not form a part of it, and do not in any way modify, interpret, or construe the intentions of the parties to it.

13.8 COUNTERPARTS. This Trust Agreement may be executed in three or more counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

                 IN WITNESS WHEREOF, the undersigned have executed this Trust Agreement as of the date set forth in the first paragraph of this Trust Agreement.

U S WEST, INC.                              [TRUSTEE]
                                            [Address]


By ________________________________         By______________________________
   Name:                                      Name:
   Title:                                     Title:



Agreed to and executed by ATI solely with respect to Articles 1, 2, 3, 4, 6, 7, 8, 9, 10, 11, 12 and 13 of this Trust Agreement:

AIRTOUCH COMMUNICATIONS, INC.



By ________________________________
   Name:
   Title: